Exhibit 16.1

Wipfli LLP 3703 Oakwood Hills Parkway Eau Claire, WI 54701 PO Box 690 Eau Claire, WI 54702-0690 715.832.3407 fax 715.832.0475 ww.wipfli.com

March 31, 2010

Securities and Exchange Commission
100 F Street, Northeast
Washington, D.C. 20549-7561

RE:     CITIZENS COMMUNITY BANCORP, INC.

Dear Sirs/Madams:

We have read Item 4.01 of Citizens Community Bancorp, Inc.'s Form 8-K dated March 31, 2010, and have the following comments:

1.	We have no basis on which to agree or disagree with the statements made in the first sentence of paragraph one of Item 4.01 Changes in Registrant's Certifying Accountant.

2.	We agree with the second sentence of paragraph one of Item 4.01 Changes in Registrant's Certifying Accountant.

3.	We have no basis on which to agree or disagree with the statements made in the third, fourth, and fifth sentences of paragraph one of Item 4.01 Changes in Registrant's Certifying Accountant.

4	We agree with the statements made in the second, third, and fourth paragraphs and the first sentence of the fifth paragraph of Item 4.01 Changes in Registrant's Certifying Accountant.

5.	We have no basis on which to agree or disagree with the statements made in the second sentence of the fifth paragraph or the sixth paragraph of Item 4.01 Changes in Registrant's Certifying Accountant.

Sincerely,

/s/ Wipfli LLP
Wipfli LLP